1128 Pennsylvania NE, Suite 200, Albuquerque, New Mexico 87110 | Tel: 505-255-4852 | www.santafegoldcorp.com

Santa Fe Gold Appoints Financial Expert to Board of Directors
and Names New Officers

ALBUQUERQUE, New Mexico – August 20, 2012 – Santa Fe Gold Corporation (OTCBB: SFEG) is pleased to announce that Erich Hofer has joined its board of directors. Mr. Hofer is an unusually well qualified finance and management executive with over 30 years of international business experience in engineering, energy, manufacturing and financial services. Mr. Hofer will serve as chairman of Santa Fe’s audit committee and will provide additional corporate services as the company may request.

As principal of HFE MAC LLC since 2007, Mr. Hofer provides management and advisory services to public and private companies. Activities include evaluation of all facets of work flow, development of business models, restructuring finance and accounting processes, regulatory compliance and risk management.

Mr. Hofer has assumed key management roles for clients, several of which have been oil and gas companies. From 1999 to 2007, Mr. Hofer was CFO for three Swiss technology, manufacturing and energy management companies, and from 1995 to 1998 was financial controller for Zurich State Bank. He also served as Chief of Logistics, Colonel and a Member of General Staff in the Swiss Army.

Mr. Hofer holds a MBA degree from the University of Chicago; and three degrees, including Master of Finance, Bachelor of Economics and Bachelor of Engineering from universities in Switzerland. He is fluent in four languages.

Pierce Carson, CEO of Santa Fe, said, “John Frost and I are delighted to welcome Erich. We are fortunate to have the benefit of his vast experience in the area of fi nancial management, especially at this critical time in the strategic growth of our company. We look forward to working closely with him as we expand our production profile at the Summit mine and develop our other projects.”

Mr. Hofer said, “I am excited about this challenge and am eager to help formulate financial strategies for Santa Fe’s future. Pierce and his team have done a terrific job in bringing the Summit mine online and the company has quality projects in the pipeline. I believe Santa Fe is poised for significant growth and I am pleased to contribute for the benefit of all shareholders.”

Santa Fe also strengthened its management group with the appointment of officers from within the organization, as follows:

John L. White was appointed Vice President, Operations. Mr. White joined Santa Fe in April 2012. His primary responsibility is the management of the Summit mine and Lordsburg processing plant, where the company employs 65 people. Mr. White has over 35 years of diverse mining experience in exploration, project development, construction and operations. His previous employers include Salls Brothers Construction, Inc., St. Cloud Mining Company, Texas Gulf, Inc., and Exxon Minerals USA. Mr. White holds a B.S. Degree in Geological Sciences from the University of Washington and a M.S. Degree in Geosciences from the University of Arizona.

Michael P. Martinez was named Chief Financial Officer and Treasurer. Mr. Martinez, CPA, joined Santa Fe Gold in April 2008 as Controller and Accounting Manager. Mr. Martinez has 20 years of experience in public and private accounting and financial management. Previously, he worked for ten years as Financial Officer for a global aerospace manufacturing company. Early in his career, he served for two years as a staff accountant for KPMG Peat Marwick. Mr. Martinez holds a Bachelor of Science Degree in Business Administration (Cum Laude) from the University of Arizona and is a member of the New Mexico Society of CPA's.

Ryan P. Carson was named Secretary and Assistant Treasurer. Mr. Carson, JD, joined Santa Fe Gold Corp in September 2005 as Manager Legal Affairs. Previously he gained general legal experience with law firms in Albuquerque, New Mexico and Phoenix, Arizona. Ryan is the eldest son of the Company’s president, Pierce Carson. Mr. Carson holds a Bachelor of Science Degree in Biology from the University of New Mexico and a JD (law) Degree from Southern Methodist University in Dallas, Texas. Mr. Carson is a member of the state bars of New Mexico and Texas and is licensed to practice before the United States Patent and Trademark Office.

The company also announced promotions within its wholly owned operating subsidiary, the Lordsburg Mining Company, as follows:

Curtis Floyd was appointed Vice President, Lordsburg Mining Company. Mr. Floyd joined Santa Fe Gold in October 2008 and initially was responsible for mill refurbishment and construction at the Lordsburg mill site. He was appointed Mill Superintendent of the Banner Mill in September 2010 and manages the operation and administration of the Banner Mill and assay laboratory. He also manages sales of silica flux material to Arizona smelters. Mr. Floyd has over 20 years experience in supervision of milling operations, construction activities and maintenance of mechanical equipment. His work experience includes 11 years with Phelps Dodge Corporation at the Chino Copper Mine and Playas Smelter, and 5 years with St. Cloud Mining Company. Mr. Floyd holds an Associate Degree in Applied Science from New Mexico State University.

Dennis Dalton was appointed General Manager of the Summit Mine. Mr. Dalton joined Santa Fe Gold in October 2010 as Assistant Mine Superintendent at the Summit Mine. Mr. Dalton has 25 years experience in mine geology and engineering, mine supervision and environmental engineering. His work experience includes 11 years with the Bunker Hill Company where he held a number of engineering, operating, geological and administrative positions on underground mines. Among other companies he worked for as a geologist and engineer were Barrick Goldstrike Mines, Inc. and Nord Resources Corporation. Mr. Dalton holds a Bachelor of Science Degree in Geology from the University of California and a Masters of Science Degree in Mining Engineering from the University of Nevada. He is a Certified Professional Geologist, AIPG, and is a NI 43-101 Qualified Person.

About Santa Fe Gold:

Santa Fe Gold is a U.S.-based mining and exploration enterprise focused on acquiring and developing gold, silver, copper and industrial mineral properties. Santa Fe controls: (i) the Summit mine and Lordsburg mill in southwestern New Mexico, which began commercial production in 2012; (ii) a substantial land position near the Lordsburg mill, comprising the core of the Lordsburg Mining District; (iii) the Ortiz gold property in north-central New Mexico; (iv) the Black Canyon mica deposit near Phoenix, Arizona; and (v) a deposit of micaceous iron oxide (MIO) in western Arizona. Santa Fe Gold intends to build a portfolio of high-quality, diversified mineral assets with an emphasis on precious metals.

To learn more about Santa Fe Gold, visit www.santafegoldcorp.com.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable US and Canadian securities legislation. All statements, other than statements of historical fact, included herein are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2011 and its most recent quarterly reports filed with the United States Securities and Exchange Commission (the “SEC”), and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company's US public disclosure filings may be accessed via www.sec.gov and its Canadian public disclosure filings may be accessed via www.sedar.com, and readers are urged to review these materials.

Contact:
Santa Fe Gold Corp
Pierce Carson, President and Chief Executive Officer
(505) 255-4852

Investor Relations
Torrey Hills Capital
Clay Chase
(858) 456-7300
cc@sdthc.com